UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2018

Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
_
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2018, Discovery, Inc. (“we”, “us”, “our” or the “Company”) entered into an employment agreement (the “Agreement”) with David Zaslav, our president and chief executive officer. The Agreement, which replaces his prior employment agreement (the “Prior Agreement”), starts as of July 1, 2018 and runs through December 31, 2023.

Mr. Zaslav’s base salary will remain $3,000,000 per annum for the duration of the Agreement. Mr. Zaslav’s target annual bonus under the Agreement for 2018 will remain $9,000,000 and will increase to $22,000,000 for subsequent years. There is no guaranteed bonus amount. The actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee of the Board (the “Compensation Committee”) in consultation with Mr. Zaslav.

Under the Agreement, Mr. Zaslav received grants of stock options under the 2013 Stock Incentive Plan (the “Stock Options”), as described below. The Stock Options consist of five grants, with the number of shares, vesting, and exercisability as follows:

•
A grant of 2,435,655 stock options with a grant price equal to the closing price our Series A common stock on the date of grant (“Grant Date Closing Price”), vesting in four equal installments on January 2 of 2020, 2021, 2022, and 2023;

•	A grant of 2,211,344 stock options with a grant price equal to 105% of the Grant Date Closing Price, vesting in four equal installments on January 2 of 2021, 2022, and 2023, and December 31, 2023;

•
A grant of 2,155,404 stock options with a grant price equal to 110.25% of the Grant Date Closing Price, vesting in three substantially equal installments on January 2 of 2022 and 2023, and December 31, 2023;

•	A grant of 2,393,454 stock options with a grant price equal to 115.76% of the Grant Date Closing Price, vesting in two equal installments on January 2, 2023 and December 31, 2023; and

•	A grant of 1,571,489 stock options with a grant price equal to 121.55% of the Grant Date Closing Price, vesting on December 31, 2023.
In addition, Mr. Zaslav will receive an additional grant of options on January 2, 2019 for 989,299 shares, which will have the same characteristics as the fifth grant of Stock Options above, provided he remains a full-time employee of the Company through January 2, 2019. Mr. Zaslav will be fully vested in all Stock Options as of the end of his contract term on December 31, 2023. Mr. Zaslav is obligated to retain the net shares he realizes upon exercise of these Stock Options, after payment of the exercise price and applicable taxes, until the end of his term of employment. If Mr. Zaslav’s employment is terminated without Cause or for Good Reason, or on account of death or Disability, all of the outstanding Stock Options will become fully vested and exercisable in accordance with the terms of the Agreement and the applicable awards.

Mr. Zaslav will also be granted annual awards of performance-based restricted stock units (“PRSUs”) from 2019 to 2023, conditioned on his employment on the grant date of each tranche of PRSUs. In 2019, Mr. Zaslav will receive 470,035 PRSUs. The number of PRSUs in each grant from 2020 through 2023 will be determined by dividing $12 million by the closing price of the Company’s Series A Common Stock on the date prior to grant. The PRSUs will be earned based on the achievement of performance metrics measured over a one-year performance period. The Compensation Committee will set the performance metrics for each one-year performance period at the time of grant in consultation with Mr. Zaslav. The PRSUs will be paid as follows: 50% shall be paid in the calendar year immediately following the one-year performance period, as soon as practicable following the Compensation Committee’s determination of performance for such performance period, and the remaining 50% shall be paid one-half as soon as practicable after the beginning of the second calendar year following the one-year performance period and one-half as soon as practicable after the beginning of the third calendar year following the one-year performance period. Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs.

The Agreement contains provisions permitting withholding taxes to be satisfied through a reduction in the number of shares issued to Mr. Zaslav upon settlement of PRSUs, subject to limitations in certain circumstances.

In addition to the requirement to retain the net shares realized by exercise of the Stock Options, Mr. Zaslav is required to hold shares of the Company’s Common Stock (either Series A or Series C) during each year from 2019 to 2023. The Agreement specifies that Mr. Zaslav must hold 1,800,000 shares in 2019, 2,220,00 in 2020, 2,550,000 in 2021, 2,750,00 in 2022, and 2,750,000 in 2023.
Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group, including insurance plans. Mr. Zaslav is entitled to four weeks of vacation each year. Mr. Zaslav will receive a car allowance of $1,400 per month and, in accordance with the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in connection with his prior employment agreement (the "Time Sharing Agreement") shall be entitled to use the Company’s aircraft for up to 200 hours of personal use per year. The Company shall pay for the first 100 hours of personal use and Mr. Zaslav shall reimburse the Company for personal use in excess of 100 hours. Under the Time Sharing Agreement, the reimbursement rate is two times the actual fuel cost for the airplane, in accordance with FAA-permitted reimbursement methods. Under the Agreement, if the Company requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent the Company imputes income to Mr. Zaslav for such family member or guest travel, the Company may, consistent with company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

If Mr. Zaslav’s employment is terminated as a result of his death or “disability” (as defined in the Agreement), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive: (i) Mr. Zaslav’s accrued but unpaid base salary through the date of termination; plus (ii) any annual bonus for a completed year that was earned but not paid as of the date of termination; plus (iii) any accrued but unused vacation leave pay as of the date of termination; plus (iv) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; plus (v) reimbursement of any business expenses (“Accrued Benefits”). In addition, (x) the Company shall pay Mr. Zaslav or his heirs, as applicable, an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of his death, where the numerator of the fraction is the number of calendar days Mr. Zaslav was actively employed during the calendar year and the denominator of the fraction is 365, which amount shall be payable at the time the Company normally pays the annual bonus; and (y) Mr. Zaslav’s family may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (2) receive COBRA continuation of the group health benefits. Mr. Zaslav would be deemed to have a “disability” is he is unable to perform substantially all of his duties under the Agreement in the normal and regular manner due to physical or mental illness or injury and has been unable to do so for 150 days or more during the 12 consecutive months then ending.

In the event of termination due to death or disability, the outstanding Stock Options shall vest and be immediately exercisable, pursuant to the terms of their award agreements. If Mr. Zaslav dies or separates due to disability during the term of the Agreement and prior to the last day of the performance period for any tranche of PRSUs, then Mr. Zaslav shall be entitled to a pro rata portion of such tranche of PRSUs, based upon actual performance through the date of termination, provided that for PRSUs which have multi-year performance periods (issued under Mr. Zaslav’s prior employment agreement) (1) the maximum number of PRSUs in each tranche which may be earned is limited to (A) one divided by the number of years in the tranche’s performance period, multiplied by (B) the number of full or partial years completed for the performance period. If Mr. Zaslav dies prior to the grant date (within the first 90 days of the applicable performance period before the performance metrics for such performance period have been established) then there will be no grant of such tranche (and no prorated vesting for such tranche).

If Mr. Zaslav is terminated for “Cause” or resigns (other than for Good Reason or within the 30 days following the 30th day after a Change in Control), he shall be entitled to receive the Accrued Benefits and all other benefits or payments due or owing Mr. Zaslav shall be forfeited. “Cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of the Agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to Mr. Zaslav of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of the Company; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties under the Agreement or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics).

“Good Reason” means the Company’s: (i) reduction of Mr. Zaslav’s base salary; (ii) material reduction in the amount of the annual bonus which Mr. Zaslav is eligible to earn; (iii) relocation of Mr. Zaslav’s primary office at the Company to a facility or location that is more than 40 miles away from Mr. Zaslav’s primary office location immediately prior to such relocation and is further away from Mr. Zaslav’s residence; (iv) material reduction of Mr. Zaslav’s duties; or (v) material breach of the Agreement.

If Mr. Zaslav’s employment is terminated by the Company without Cause, or if Mr. Zaslav terminates his employment for Good Reason, Mr. Zaslav shall be entitled to receive: (i) the Accrued Benefits; plus (ii) an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of the termination (subject to the applicable performance metrics); (iii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the “Severance Period” (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (iv) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years (excluding the amount of any annual bonus in excess of $12,000,000), multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (v) accelerated vesting of Mr. Zaslav’s Stock Options ; plus (vi) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family. The “Severance Period” shall be a period of 24 months commencing on the termination of Mr. Zaslav’s employment.

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause, Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If such termination is prior to the grant date for a tranche, then there will be no grant of such tranche (and no PRSUs for such tranche may be earned).

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the Agreement on December 31, 2023, (i) the Company shall pay to Mr. Zaslav the Accrued Benefits defined above; plus (ii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family; plus (iii) the Company shall pay to Mr. Zaslav an amount equal to the sum of (1) the average annualized base salary Mr. Zaslav was earning in 2023, plus (2) the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years (excluding the amount of any annual bonus in excess of $12,000,000), which amount shall be paid in substantially equal payments over the course of the 12 months immediately following his separation from service after the expiration of the Agreement, in accordance with the Company’s normal payroll practices during such period.

If Mr. Zaslav remains employed by the Company (or its successor) for 30 days following a Change in Control or is terminated other than for Cause or for Good Reason during that 30-day period, then the outstanding PRSUs (for which the performance period has not expired) and the unvested Stock Options will become fully vested as of such date. In the event Mr. Zaslav’s employment is terminated (i) other than for Cause or for Good Reason within 60 days following a Change in Control, or (ii) voluntarily by Mr. Zaslav within the 30 calendar days commencing on the 30th day after a Change in Control, then Mr. Zaslav shall be treated as if his employment was terminated without Cause or for Good Reason. A “Change in Control” shall mean (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A Blocking Rights”) and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights), or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall beneficially own or control, directly or indirectly, more than 20% of the voting power represented by the outstanding voting securities (as defined in the Company’s Certificate of Incorporation) of the Company (such that Mr. Malone or his heirs effectively may block any action requiring a supermajority vote under Article VII of Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights) or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which neither Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights.

Pursuant to the Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Form of David Zaslav Stock Option Grant Agreement
10.2	Amended and Restated Employment Agreement between David Zaslav and Discovery, Inc. dated July 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: July 18, 2018	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of David Zaslav Stock Option Grant Agreement
10.2	Amended and Restated Employment Agreement between David Zaslav and Discovery, Inc. dated July 16, 2018